FS-6 -NCNG BALANCE SHEET


NORTH CAROLINA NATURAL GAS COMPANY
BALANCE SHEET
SEPTEMBER 30, 2000

(In thousands)
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                                     ASSETS
GAS UTILITY PLANT
  In service                                                         $  366,533
  Accumulated depreciation                                             (139,013)
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    Gas utility plant in service, net                                   227,520
  Construction work in progress                                          57,638
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    Total Utility Plant, Net                                            285,158
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INVESTMENTS
  Nonutility property, less accumulated depreciation
  ($55, $2,918 and $2,964, respectively)                                     22
  Investment in joint ventures                                            4,996
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    Total Investments                                                     5,018
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CURRENT ASSETS:
  Cash and temporary cash investments                                       187
  Restricted cash and temporary cash investments                            182
  Accounts receivable, less allowance for doubtful accounts
  ($1,421, $2,208 and $2,335, respectively)                              23,375
  Recoverable purchased gas costs                                        10,730
  Inventories, at average cost-
      Gas in storage                                                     12,161
      Materials and supplies                                              5,938
      Merchandise                                                           161
  Prepaid income taxes                                                    2,072
  Deferred gas cost - unbilled volumes                                    4,000
  Prepaid expenses and other                                                371
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    Total Current Assets                                                 62,176
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DEFERRED CHARGES AND OTHER:
  Goodwill                                                              228,972
  Debt discount and expense, being amortized over lives of related debt   4,125
  Prepaid pension cost                                                        -
  Regulatory asset related to income taxes                                    -
  Other                                                                   5,241
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    Total Deferred Charges and Other                                    238,338
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      TOTAL ASSETS                                                   $  587,691
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                         CAPITALIZATION AND LIABILITIES
CAPITALIZATION:
  Stockholders' investment                                           $  376,874
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    Total Capitalization                                                376,874
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CURRENT LIABILITIES:
  Notes payable to Parent                                               131,260
  Accounts payable                                                       30,978
  Customer deposits                                                       1,448
  Restricted supplier refunds                                               182
  Accrued interest                                                          482
  Accrued income and other taxes                                          3,889
  Other                                                                   7,063
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    Total Current Liabilities                                           175,302
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COMMITMENTS AND CONTINGENCIES
OTHER CREDITS:
  Deferred income taxes                                                  26,080
  Regulatory liability related to income taxes                            1,627
  Unamortized investment tax credits                                      1,937
  Postretirement and postemployment benefit liability                     4,457
  Other                                                                   1,414
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    Total Other Credits                                                  35,515
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      TOTAL CAPITALIZATION AND LIABILITIES                           $  587,691
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